Exhibit 10.5

COLONY RESORTS LVH ACQUISITIONS, LLC

SECURITIES PURCHASE AGREEMENT

June 18, 2004

Colony Resorts LVH Holdings, LLC

1999 Avenue of the Stars, Suite 1200

Los Angeles, California 90067

Attn: Thomas J. Barrack, Jr.

Colony Resorts LVH Holdings, LLC, a Delaware limited liability company (the “Investor”) hereby agrees with Colony Resorts LVH Acquisitions, LLC., a Nevada limited liability company (the “Company”), as follows:

1. PURCHASE AND SALE OF SECURITIES

Subject to the terms and conditions hereof, the Company is selling to the Investor and the Investor is purchasing from the Company the number of the Company’s Class B non-voting membership units (“Class B Membership Units”), set forth on Schedule I hereto (the “Securities”) for (i) the aggregate amount in cash set forth on Schedule I hereto and (ii) the surrender of the Company’s Membership Units currently held by the Investor, which were acquired by the Investor prior to the date hereof as consideration for capital contributions to the Company in the aggregate amount of $29,028,000 in cash. Such sale and purchase shall be effected by the Company delivering to the Investor duly endorsed certificates evidencing the Securities to be purchased or subscribed against delivery by the Investor to the Company of the applicable amount set forth on Schedule I. All payments for Securities shall be made by check or wire transfer. Upon receipt of certificates evidencing the Securities, the Investor will execute all documentation reasonably necessary to make it a party to the company’s Amended and Restated Limited Liability Company Agreement, dated of even date herewith (the “Limited Liability Company Agreement”), the form of which is attached as Exhibit A hereto.

2. REPRESENTATIONS AND WARRANTIES

Neither the Company nor any other Person makes any representation or warranty herein with respect to the Securities or the business and operations of the Company except as follows:

(a) The Company represents and warrants that:

(i) Existence. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada.

(ii) Authorization and Enforceability. The Company has full power and authority and has taken all required action necessary to permit it to execute and deliver this

Agreement and to perform the terms hereof and to issue and deliver the Securities, and none of such actions will violate any provision of the Certificate of Formation or the Limited Liability Company Agreement of the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(iii) Issuance of Securities. Upon issuance the Securities will be validly issued and outstanding, fully paid and nonassessable, and shall represent 40% of the Class B Membership Units of the Company then issued and outstanding.

(iv) Capitalization. The equity capitalization of the Company is as set forth on Exhibit B hereto. Other than as set forth on Exhibit B, there are no existing options, convertible securities, warrants, calls or commitments of any character relating to any unissued shares of capital stock other than as contemplated in (i) the Limited Liability Company Agreement or (ii) the securities purchase agreements, dated even date herewith between the Company and Colony Resorts LVH VoteCo, LLC, Colony Resorts LVH Coinvstment VoteCo, LLC and Colony Resorts LVH Co-Investment Partners, L.P.

(b) The Investor acknowledges and agrees that it is relying solely on its own knowledge of the business and operations of the Company and its own evaluation of the merits and risks of the investment contemplated by this Securities Purchase Agreement (the “Agreement”). In addition, the Investor represents and warrants that:

(i) Offering Exemption. The Investor understands that the Securities have not been registered under the Securities Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon the representations of the Investor contained herein.

(ii) Knowledge of Offer. The Investor is familiar with the business and operations of the Company and has been given the opportunity to obtain all information that it has requested regarding the Company’s business plans and prospects.

(iii) Knowledge and Experience; Ability to Bear Economic Risks. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement. The Investor is able to bear the economic risk of its investment in the Company (including a complete loss of its investment).

(iv) Limitations on Disposition. The Investor recognizes that no public market exists for the Securities and no representation has been made to the Investor that such public market will exist in the future. The Investor understands that the Investor must bear the economic risk of this investment indefinitely unless its Securities are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such Securities is qualified under applicable state securities laws or an exemption from such qualification is available, except as provided in Article IX of the Limited Liability Company Agreement, the Company has no obligation or present intention of so registering the Securities. The Investor further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow the Investor to

Transfer any or all of the Securities, in the amounts, or at the time the Investor might propose. The Investor understands at the present time that Rule 144 promulgated under the Securities Act by the Commission (“Rule 144”) is not applicable to sales of the Securities because they are not registered under Section 12 of the Exchange Act (as hereinafter defined). The Investor further acknowledges that the Company is not presently under any obligation to register the Securities under Section 12 of the Exchange Act.

(v) Investment Purpose. The Investor is acquiring the Securities solely for its own account for investment and not with a view toward the resale, Transfer, or distribution thereof, nor with any present intention of distributing the Securities. No other Person has any right with respect to or interest in the Securities to be purchased by the Investor, nor has the Investor agreed to give any Person any such interest or right in the future.

(vi) Capacity. The Investor has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

(vii) Accredited Investor. The Investor is an “accredited investor” as such term is defined by the Securities Act.

3. INTERPRETATION OF THIS AGREEMENT

(a) Terms Defined. As used in this Agreement, the following terms have the respective meanings set forth below:

Exchange Act: the Securities Exchange Act of 1934, as amended.

Person: an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

Securities Act: the Securities Act of 1933, as amended.

Transfer: any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

(b) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

(d) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

4. MISCELLANEOUS

(a) Notices.

(i) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:

(A) if to the Company, at 3000 Paradise Road, Las Vegas, Nevada 89109, marked for attention of President, or at such other address as the Company may have furnished the Investor in writing;

(B) if to the Investor, at address listed above, or at such other address as the Investor may have furnished the Company in writing.

(ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

(b) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by the Investor pursuant hereto (except for certificates evidencing the Securities) and (iii) financial statements, certificates and other information previously or hereafter furnished to the Investor, may be reproduced by the Investor by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Investor may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

(d) Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with, and only with, the written consent of the Company and the Investor.

(e) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[Signature Page Follows]

Very truly yours,

COLONY RESORTS LVH ACQUISITIONS, LLC

By:	/s/ Rodolfo Prieto
	Name:	Rodolfo Prieto
	Title:	Chief Executive Officer

ACCEPTED & AGREED:

COLONY RESORTS LVH HOLDINGS, LLC

By:	/s/ Thomas J. Barrack, Jr.
	Name:	Thomas J. Barrack, Jr.
	Title:	Chief Executive Officer and President

[Signature Page to Colony Holdings SPA]

SCHEDULE I

PURCHASES OF SECURITIES BY COLONY RESORTS LVH HOLDINGS, LLC

Number of Class A Membership Units	Price per unit of Class A Membership Units	Number of Class B Membership Units	Price per Unit of Class B Membership Units	Total Consideration
0	$100	600,000	$100	$60,000,000*

*	Total consideration includes the surrender to the Company by the Investor of the Membership Units previously acquired by the Investor for $29,028,000 in cash.